Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Full Year 2019 Results

Increased product and product-related services revenue over prior year, benefitting from expanded menu of profiling assays and increased number of customers adopting technology

Released new HTG EdgeSeq Reveal data analysis software (version 2.0.0)

Call scheduled for today, March 25, at 4:30pm ET

TUCSON, Ariz., March 25, 2020 -- HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company whose mission is to advance precision medicine, today reported its financial results for the year ended December 31, 2019.

Recent Accomplishments & Highlights:

•

Achieved product and product-related services revenue (“direct revenue”) of $14.6 million for the year ended December 31, 2019. Growth in direct revenue reflects an increased menu of profiling assays and an increased number of customers that have adopted the HTG EdgeSeq technology in the United States and Europe.

•

Released new data analysis software, HTG EdgeSeq Reveal version 2.0.0, enhancing functionality and accelerating data analysis from both the HTG EdgeSeq miRNA Whole Transcriptome Assay and the newly released HTG EdgeSeq Autoimmune Panel.

•

Highlighted the company’s molecular diagnostics business at an event in December 2019 with key opinion leader Laura E. Benjamin, Ph.D., Founder and CEO of Oncologie, LTD. The HTG management team and Dr. Benjamin discussed the future of precision medicine and the potential for HTG’s innovative approach to transform cancer care for patients globally.

•

Strengthened the company’s patent portfolio with the receipt of a European patent (number EP 3356554) for methods for subtyping diffuse large B-cell lymphoma (DLBCL), effective October 2019. HTG received a U.S. patent for this technology in 2018.

•

Added to the growing number of peer-reviewed publications referencing HTG’s technology with papers appearing in both Cell and Nature. The total number of publications referencing HTG’s technology, including these peer-reviewed publications, is now over 140 as of December 31, 2019.

“Growth in our direct revenue in 2019 reflects the consistent efforts of our team, which have resulted in increased adoption of our technology in our core BioPharma and Academic markets,” said John Lubniewski, President and CEO of HTG. “While our collaborative development services revenue reflects the reduced activity of our partners as they approached key decision points in 2019, we are no less optimistic about that business and the opportunities that will be available to HTG in this space in the longer term. Our molecular diagnostic development effort, which is being led by the team in our newly opened San Carlos facility, is making tremendous progress, and we believe that the advancements being made there have the potential to transform cancer care.”

Full Year 2019 Financial Results:

Total revenue for the year ended December 31, 2019 was $19.2 million, compared to $21.5 million for the year ended December 31, 2018. Total revenue benefitted from growth in direct revenue of $5.5 million but was impacted by a decrease in collaborative development services revenue of $7.8 million.

Direct revenue for the year ended December 31, 2019 was $14.6 million compared to $9.1 million for the year ended December 31, 2018, representing an increase of 60% year-over-year. Direct revenue increased due to an increase in the number of assays sold and an increase in the number of overall customers.

Collaborative development services revenue for the year ended December 31, 2019 was $4.6 million compared to $12.4 million for the same period in 2018. The decrease in collaborative development services revenue is due to a decrease in activity as partners approached key decision points in our active programs and no new programs were initiated in 2019.

Net loss from operations for the year ended December 31, 2019 was $19.0 million, compared to $16.2 million for the year ended December 31, 2018. Net loss per share was $(0.51) for the year ended 2019 compared to $(0.60) for the year ended 2018.

Cash, cash equivalents and short-term available-for-sale securities totaled $33.0 million as of December 31, 2019, with current liabilities of approximately $8.9 million and non-current liabilities of $12.3 million. An additional $3.3 million of restricted cash was held in connection with a convertible note that is included in current liabilities as of December 31, 2019.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. Eastern Time. Conference call and webcast details are as follows:

Date:	Wednesday, March 25, 2020
Time:	4:30 p.m. Eastern Time
Toll Free:	(877) 407-0789
International:	(201) 689-8562
Conference ID:	13700130
Webcast:	http://public.viavid.com/index.php?id=138460

About HTG:

HTG is focused on NGS-based molecular profiling. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options. Its mission is to empower precision medicine.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our collaborative development business opportunities and the potential of our molecular diagnostic development efforts to transform cancer care. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that products that we expect to develop in 2020 are not developed or released; the risk that we may not establish new and significant collaboration development arrangements; risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; the impact of the COVID-19 pandemic, and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Ashley Robinson

LifeSci Advisors, LLC

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Consolidated Statements of Operations

	Years Ended December 31,
	2019	2018
Revenue:
Product and product-related services	$14,632,204	$9,121,390
Collaborative development services	4,571,684	12,382,504
Total revenue	19,203,888	21,503,894

Operating expenses:
Cost of product and product-related services revenue	8,911,372	5,090,475
Selling, general and administrative	18,682,396	19,974,616
Research and development	10,570,225	12,598,034
Total operating expenses	38,163,993	37,663,125
Operating loss	(18,960,105)	(16,159,231)
Loss on extinguishment of Growth Term Loan	—	(105,064)
Interest income (expense), net	(334,180)	(186,097)
Net loss before income taxes	(19,294,285)	(16,450,392)
Provision for income taxes	(3,379)	(3,526)
Net loss	$(19,297,664)	$(16,453,918)

Net loss per share, basic and diluted	$(0.51)	$(0.60)
Shares used in computing net loss per share, basic and diluted	38,099,687	27,523,463

HTG Molecular Diagnostics, Inc.
Consolidated Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,619,748	$8,432,600
Short-term investments available-for-sale, at fair value	25,410,222	22,681,049
Accounts receivable	3,164,176	5,012,678
Inventory, net	1,269,667	1,306,609
Restricted cash, current	3,270,247	—
Prepaid expenses and other	633,522	519,002
Total current assets	41,367,582	37,951,938

Restricted cash, non-current	—	3,270,247
Operating lease right-of-use assets	1,209,145	—
Property and equipment, net	2,240,133	2,373,790
Other non-current assets	302,409	175,305
Total assets	$45,119,269	$43,771,280

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,662,583	$1,849,921
Accrued liabilities	1,870,296	3,358,465
Contract liabilities - current	426,014	332,711
NuvoGen obligation - current	1,152,233	1,290,234
Convertible note - current, net of debt issuance costs	2,987,667	—
Operating lease liabilities - current	758,932	—
Other current liabilities	41,134	186,043
Total current liabilities	8,898,859	7,017,374
NuvoGen obligation - non-current, net of discount	4,498,777	5,702,519
Convertible note - non-current, net of debt issuance costs	—	2,974,213
MidCap Term Loan payable - net of discount and debt issuance costs	6,871,545	6,704,641
Operating lease liabilities - non-current	636,340	—
Other non-current liabilities	244,114	280,471
Total liabilities	21,149,635	22,679,218
Commitments and Contingencies
Total stockholders’ equity	23,969,634	21,092,062
Total liabilities and stockholders' equity	$45,119,269	$43,771,280